As filed with the United States Securities and Exchange Commission on April 13, 2007

                                                     Registration No. 333-136691

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   CPAC, INC.
             (Exact name of registrant as specified in its charter)

        New York                                              16-0961040
   (State or other jurisdiction                             I.R.S. Employer
of incorporation or organization)                       Identification Number)

                 2364 Leicester Road, Leicester, New York 14481
                    (Address of principal executive offices)


--------------------------------------------------------------------------------
            CPAC, INC. 2004 EXECUTIVE LONG-TERM STOCK INVESTMENT PLAN
                            (Full title of the plan)
--------------------------------------------------------------------------------

                              Thomas N. Hendrickson
                Chief Executive Officer, President and Treasurer
                               2364 Leicester Road
                            Leicester, New York 14481
                            Telephone: (585) 382-3223
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
                                   Copies to:
                              Jeffrey R. Poss, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                             Telephone: 212-728-8000
--------------------------------------------------------------------------------

                 EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

     Pursuant to a Registration Statement on Form S-8 (File No. 333-136691) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 17, 2006, CPAC, Inc. (the "Company") registered 350,000 shares of common stock, $0.01 par value per share (the "Common Stock"), to be reserved for issuance pursuant to the CPAC, Inc. 2004 Executive Long-Term Stock Investment Plan (the "Shares").

     On April 13, 2007 (the "Closing Date"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 22, 2006, by and among the Company, Buckingham CPAC, Inc., a Delaware corporation ("Buckingham CPAC"), and Buckingham CPAC Acquisition Corp., a New York corporation ("Acquisition Sub"), the Acquisition Sub, a newly formed, wholly-owned subsidiary of Buckingham CPAC, was merged with and into the Company with the Company continuing as the surviving corporation (the "Merger"). As a result of the Merger, the Common Stock is held of record by fewer than 300 persons. Accordingly, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the Commission with respect to its Common Stock.

     As a result of the Merger, the Company has terminated all offerings of the Shares pursuant to the Registration Statement and is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares covered by the Registration Statement which remain unissued as of the Closing Date.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leicester, State of New York, on this 13th day of April, 2007.

                                CPAC, INC.



                                By: /s/ THOMAS N. HENDRICKSON
                                    -------------------------------
                                     Name:  Thomas N. Hendrickson
                                     Title: Chief Executive Officer,
                                            President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Name                                           Title(s)                             Date
           ----                                           --------                             ----

                                                    Chief Executive Officer, President,      April 13, 2007
/s/ THOMAS N. HENDRICKSON                           Treasurer and Director
--------------------------------------              (Principal Executive Officer)
Thomas N. Hendrickson


/s/ THOMAS J. WELDGEN                               Vice President-Finance, Chief Financial  April 13, 2007
                                                    Officer and Director
--------------------------------------              (Principal Financial and Accounting
Thomas J. Weldgen                                   Officer)


/s/ THOMAS MISTLER                                  Director                                 April 13, 2007
--------------------------------------
Thomas Mistler


/s/ SHAIL SHETH                                     Director                                 April 13, 2007
--------------------------------------
Shail Sheth


/s/ ROBERT WEINSCHENCK                              Director                                 April 13, 2007
--------------------------------------
Robert Weinschenck
